EXHIBIT 10.54


                                                                  Loan # 01-0230

                                 PROMISSORY NOTE
                               (Construction Loan)

$1,239,000.00                                                      July 26, 2001

                           117 290th Avenue Northeast
                               Carnation, WA 98014

     NOTICE: ORAL AGREEMENTS, PROMISES OR COMMITMENTS TO LEND MONEY, TO EXTEND CREDIT, TO MODIFY OR AMEND THE TERMS UNDER WHICH MONEY WAS LENT OR CREDIT WAS EXTENDED, TO RELEASE ANY GUARANTOR OR CO-SIGNER, TO FORBEAR WITH RESPECT TO THE REPAYMENT OF ANY DEBT OR THE EXERCISE OF ANY REMEDY, OR TO MAKE ANY OTHER FINANCIAL ACCOMMODATION PERTAINING TO A DEBT OR OTHER EXTENSION OF CREDIT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

     FOR VALUE RECEIVED, the undersigned ("Borrower") promises and agrees as follows:

     1. Principal. In return for a loan that Borrower has received, Borrower promises to pay to Seattle Funding Group, Ltd., a Washington Corporation ("Lender"), or order, $1,239,000.00 or so much as may be outstanding, plus interest. Borrower understands that the Lender may transfer this Promissory Note (the "Note"). Lender or anyone who takes this Note by transfer and who is entitled to receive payments under this Note is called the "Note Holder".

     2. Line of Credit. This Note evidences a straight line of credit. Once the total amount of principal has been advanced, Borrower is not entitled to further loan advances. Advances under this Note, as well as directions for payment from Borrower's accounts may be requested orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. The following party or parties are authorized to request advances under this line of credit until Lender receives from Borrower written notice of revocation of their authority: Brookhaven Homes Limited Partnership. Borrower agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person or (b) credited to any of Borrower's accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements of this Note or by Lender's internal records, including daily computer printouts. Lender will have no obligation to advance funds under this Note if: (a) Borrower or any guarantor is in default under the terms of the Note or any agreement that Borrower or any guarantor has with Lender, including without limitation any agreement made in connection with the signing of this Note regarding the construction of improvements on the property securing this note or other property, the application of the funds advanced hereunder for said construction, or the timely completion of construction; (b) Borrower or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; (d)Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (e) Lender in good faith deems itself insecure under this Note or any other agreement between Lender and Borrower.

     3.   Payments and Interest.

          a. Borrower will make monthly payments equal to the interest accrued on the outstanding principal balance on the first day of each month beginning on August 1, 2001 and continuing until August 1, 2002 (Conversion Date), at which time any accrued and unpaid interest shall be due in full. Borrower shall pay interest on the outstanding principal of the Note from the date hereof until the Conversion date at the rate of 13.990% per annum.

          b. If on the Conversion Date, Borrower is not in default hereunder, the outstanding principal balance of the Note shall be converted to an amortizing term note as follows: Borrower shall make monthly payments of principal and interest in the sum of $14,670.75 on the first day of each month commencing September 1, 2002. Borrower's monthly payments will be applied to interest before principal. If, on August 1, 2007, Borrower still owes amounts under this Note, Borrower will pay those amounts in full on that date, which is called the "Maturity Date". Borrower will make monthly payments at 1239 120th AVENUE NE, SUITE J, BELLEVUE, WA 98005, or at a different place if required by the Note Holder. Interest will be charged on unpaid principal until the full amount of principal has been paid. Borrower will pay interest at the rate of 13.990% per annum commencing on the Conversion Date.



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

          c. Notwithstanding the foregoing, at all times that Borrower is in default under this Note, Borrower will pay interest on all amounts due under this Note at the rate of twenty-five percent (25%) per annum ("Default Rate"). Payment of accrued and unpaid interest at the Default Rate shall be a condition to any cure and reinstatement of the Note.

     4. Borrower's Right to Prepay. A payment of principal only made before it is due is known as a "prepayment". So long as Borrower is not in default under this Note, Borrower has the right to make prepayments at any time without paying any prepayment charge, provided Borrower tells the Note Holder in writing that Borrower is doing so. The Note Holder will use all prepayments to reduce the amount of principal that Borrower owes under this Note provided that Borrower is current in all obligations due under this Note. If Borrower makes a partial prepayment, there will be no changes in the due dates of monthly payments, or the Maturity Date.

     5. Late Charges for Overdue Payments. If the Note Holder has not received the full amount of any monthly payment by the end of fifteen (15) calendar days after the date it is due, Borrower will pay a late charge to the Note Holder. The amount of the late charge will be five percent (5%) of the overdue payment of principal and interest. Borrower will pay this late charge promptly but only once on each late payment.

     6. Default and Acceleration. Without prior notice to Borrower, the Note Holder may declare the entire unpaid principal balance with all accrued interest, late charges and other obligations immediately due and payable, in the event of any one of the following circumstances, each of which is an event of default hereunder:

          a. If Borrower does not pay any sum due under this Note on the date it is due, or if Borrower fails to comply with any other obligation of this Note or any other documents or instruments executed in connection with this Note, or if Borrower commits or suffers any act which would permit Lender to terminate advances under Paragraph 2 hereof.

          b. In the event the Property securing this Note or any part thereof or interest therein is encumbered, sold (by contract or otherwise), conveyed, leased without Lender's prior written approval, or otherwise transferred by Borrower; or if there is any change in the ownership or control of any Borrower's stock if Borrower is a corporation, the ownership or control of any general partnership interest in Borrower if Borrower is a partnership, the ownership of any beneficial interests in Borrower if Borrower is not otherwise a natural person or persons, or the ownership of stock, any general partnership interest, or any legal or beneficial interest in any corporation, partnership or other entity that has an ownership interest in Borrower. The Note Holder may opt to give consent to such transfer and in so doing, may require such modifications in the terms of this Note, and the interest rate herein provided, as Note Holder alone shall determine in the exercise of its sole discretion.

          c. On the occurrence of any event which gives the beneficiary of the Deed of Trust securing this Note the right to accelerate the indebtedness secured thereby.

          d. If Borrower fails to make any payment when due or to perform any act required under this Note or any other note, Deed of Trust, document, or instrument which is executed or guaranteed by Borrower, in which "Lender" is the original lender, or beneficiary, Borrower will be deemed to be in default under this Note and all other obligations Borrower has owing to "Lender" or "Note Holder". Borrower understands that this is often called a cross collateralization provision and means that if Borrower is in default under any note, loan or obligation owning to "Lender" or "Note Holder" that Borrower will be in default under all notes, loans, or obligations owing to "Lender" or "Note Holder". If "Lender" or "Note Holder" has the right to declare immediately due the full amount of principal and interest on any note because of default, "Lender" or "Note Holder" shall have the right to declare immediately due the principal and interest on all notes or obligations Borrower owes to "Lender" or "Note Holder".

          e. Borrower breaks any promise Borrower has made to Lender or Borrower fails to perform promptly at that time and strictly in the manner provided in this Note or any Deed of Trust or Security Instrument related to or securing this Note, or in any other agreement or loan Borrower has with Lender;



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
          f. Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect;

          g. Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws;

          h. Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest;

          i. Any of the events described in this default section occurs with respect to any guarantor of this Note;

     7. No Waiver by Note Holder. Even if, at a time Borrower is in default, the Note Holder does not require Borrower to pay immediately in full as described above, the Note Holder will still have the right to do so if Borrower is in default at a later time.

     8. Payment of Note Holder's Costs And Expenses. The Note Holder will have the right to collect from Borrower all costs and expenses incurred by Note Holder or its predecessors in interest in enforcing this Note to the extent not prohibited by applicable law. Those expenses include, for example, but are not limited to, reasonable attorneys' fees including attorneys' fees incurred in any appeal and in any proceeding peculiar to federal bankruptcy law.

     9. Bankruptcy Reorganization. For the purpose of any reorganization plan under the United States Bankruptcy Code, including, without limitation, Chapters 11 and 13 thereof and Code Sections 1123 and 1322 of said Chapters, any cure contemplated by said plan shall require the full payment of accrued and unpaid interest at the Default Rate set forth herein and payment of all other sums due by reason of Borrower's default. Arrears accumulated and unpaid shall accrue interest at the same rate applicable to the Principal during the life of the plan, and all payments towards arrearages under such reorganization plan shall be applied first to the interest accruing on the arrearages and then to the arrearage balance.

     10. Giving of Notices. Unless applicable law requires a different method, any notice that must be given to Borrower under this Note will be given by delivering it or by mailing it by first class mail to Borrower at the Mailing Address below or at a different address if Borrower gives the Note Holder a notice of a different address. Any notice that must be given to the Note Holder under this Note will be given by mailing it by first class mail to the Note Holder at the address stated in Section 3(b) above or at a different address if Borrower is given a written notice of a different address.

     11. Obligations of Persons under this Note. If more than one person signs this Note, each person is fully and personally obligated to keep all of the promises made in this Note, including the promise to pay the full amount owed. The Note Holder may enforce its rights under this Note against each person individually or against all signatories together. This means that any one signatory may be required to pay all of the amounts owed under this Note.

     12. Waivers. Borrower and any other person who has obligations under this Note waive the rights of presentment and notice of dishonor. "Presentment" means the right to require the Note Holder to demand payment of amounts due. "Notice of Dishonor" means the right to require the Note Holder to give notice that amounts due have not been paid.

     13. Secured Note. This Note is secured by a certain Short Form Deed of Trust (the "Deed of Trust") executed by Borrower which encumbers certain real and personal property therein described, and certain property of Borrower hereafter acquired and added by rider to said Short Form Deed of Trust.
Reference is made to the Deed of Trust, and the master Form Deed of Trust incorporated therein, for further rights of acceleration of the indebtedness evidenced by this Note, and for further obligations of the parties hereto as to payments of taxes and insurance and other obligations. In addition to any other remedy which may be provided in the Deed of Trust, the holder hereof may add to the principal balance of this Note any sums advanced by Note Holder or its predecessors in interest for the payment of taxes, insurance or other obligations required to be paid by Borrower pursuant to the terms of the Deed of Trust, together with any charges or assessments which may be levied for nonpayment. Any sums paid shall be added to principal and will bear interest as in this Note provided.


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

     14. Commercial Purpose. Borrower represents and warrants to Lender that the loan proceeds disbursed by Lender under the Note shall be used for business, commercial or investment purposes. Borrower acknowledges that, but for this representation and warranty, Lender would not grant the loan to Borrower on the terms represented in the Note, the Deed of Trust and the Loan Documents. Borrower further acknowledges that Lender is relying exclusively on Borrower's representation and warranty hereunder in Lender's determination of the use of loan proceeds, and will make disbursements under the Note in material reliance on such representation and warranty.

     15. Governing Law. If a law, which applies to this loan and which sets maximum loan charges, is finally interpreted so that the interest or other loan charges collected or to be collected in connection with this loan exceed the permitted limits, then (i) any such loan charge shall be reduced by the amount necessary to reduce the charge to the permitted limit; and (ii) any sums already collected from Borrower that exceeded permitted limits will be refunded to Borrower. The Note Holder may choose to make this refund by reducing the principal Borrower owes under this Note or by making a direct payment to Borrower. If a refund reduces principal, the reduction will be treated as a partial prepayment.

                                        Entity Planners International, Inc.,
                                        A Nevada corporation,
                                        General Partner;


                                        By: /s/ Wade B. Cook
                                            -----------------------------------
                                            Wade B. Cook, President


                  Mailing Address:      14675 Interurban Avenue South
                                        Seattle, WA 98168-4662






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